UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/11/2008

TenFold Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  000-25661

Delaware	830302610
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

698 West 10000 South, Suite 200
South Jordan, UT 84095
(Address of principal executive offices, including zip code)

8014951010
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 11, 2008, the Compensation Committee of TenFold Corporation approved four of TenFold's Named Executive Officers voluntarily agreeing to temporarily reduce their 2008 cash salaries to help TenFold improve its cash flow. The reductions are to be repaid to the executives upon the earlier to occur of:

(1) the raising of new capital sufficient, in the view of the Board of Directors, to finance the operations of the Company for a reasonable period;

(2) the Company is sold or is restructured to go private;
(3) the Board of Directors decides to terminate operations of the Company;
(4) the employee terminates his employment with the Company for any reason, or
(5) June 30, 2008.

Mr. Samer Diab, Senior Vice President Customer Services, agreed to reduce his cash salary from $175,000 to $150,000 per year, effective January 16, 2008, on the terms described above. Mr. Diab had previously voluntarily reduced his annual salary from $160,000 to $150,000 effective October 16, 2002. Mr. Diab's annual salary increased to $175,000 on April 1, 2007. No amounts are due to Mr. Diab for his earlier voluntary reduction.

Mr. Robert W. Felton, Chief Executive Officer and President, agreed to reduce his cash salary from $240,000 to $0 per year, effective January 1, 2008, on the terms described above. Mr. Felton had previously served without salary from joining TenFold as Chief Executive Officer and President on November 17, 2005 until December 31, 2007. No amounts are due to Mr. Felton for his earlier service without salary.

Mr. Robert P. Hughes, Chief Financial Officer and Chief of Staff, agreed to reduce his cash salary from $185,000 to $150,000 per year, effective January 16, 2008, on the terms described above. Mr. Hughes had previously voluntarily reduced his annual salary from $200,000 to $150,000 effective October 16, 2002. Mr. Hughes's annual salary increased to $158,280 on January 1, 2005, and to $185,000 on April 1, 2007. No amounts are due to Mr. Hughes for his earlier voluntary reduction.

Mr. Jeffrey L. Walker, Executive Vice President and Chief Technology Officer, agreed to reduce his cash salary from $150,000 to $0 per year, effective January 16, 2008, on the terms described above. Mr. Walker had previously voluntarily reduced his annual salary from $480,000 to $150,000 effective October 16, 2002 and from such date until January 15, 2008 has been paid at the rate of $150,000 per year. No amounts are due to Mr. Walker for his earlier voluntary reduction.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TenFold Corporation

Date: February 13, 2008	By:	/s/ Robert P. Hughes
Robert P. Hughes
Chief Financial Officer